COMMON STOCK COMMON STOCK IH-001 CUSIP 452834 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS NCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA THIS CERTIFIES THAT is the record holder of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE OF Imperial Holdings, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC TRANSFER AGENT AND REGISTRAR BYAUTHORIZED DATED:CHIEF EXECUTIVE OFFICER PRESIDENT

Imperial Holdings, Inc.

     Acquisition of 10% or more of the common stock of Imperial Holdings, Inc. is subject to approval by the Florida Office of Insurance Regulation under Section 628.4615, Florida statutes.
     The corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT –	Custodian
(Cust) (Minor)

under Uniform Gifts to Minors

Act
(State)

UNIF TRF MIN ACT –	Custodian (until age )
(Cust)

under Uniform Transfers
(Minor)

to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.
For Value Received, ___________________________________________ hereby sell, assign and transfer unto
  PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
                                                                                                                  Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

X

NOTICE	:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION
OR ENLARGEMENT , OR ANY CHANGE WHATEVER .
Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.